INDEX TO FINANCIAL STATEMENTS

                                                                           Page
APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS:

   Independent Auditors' Reports.........................................  F-2

   Consolidated Balance Sheets as of December 25, 1994 and
      December 26, 1993..................................................  F-6

   Consolidated Statements of Earnings for the Fiscal Years Ended
      December 25, 1994, December 26, 1993 and December 27, 1992.........  F-7

   Consolidated Statements of Stockholders' Equity for the Fiscal
      Years Ended December 25, 1994, December 26, 1993
      and December 27, 1992..............................................  F-8

   Consolidated Statements of Cash Flows for the Fiscal Years Ended
      December 25, 1994, December 26, 1993 and December 27, 1992.........  F-9

   Notes to Consolidated Financial Statements............................  F-11


INNOVATIVE RESTAURANT CONCEPTS, INC. AND SUBSIDIARIES, COBB/GWINNETT RIO, LTD., RIO REAL ESTATE, L.P., AND CG RESTAURANT PARTNERS, LTD.
COMBINED FINANCIAL STATEMENTS:

   Report of Independent Public Accountants..............................  F-27

   Combined Balance Sheets as of December 25, 1994 and
      December 26, 1993..................................................  F-28

   Combined Statements of Operations for the Years Ended
      December 25, 1994, December 26, 1993 and December 27, 1992.........  F-29

   Combined Statements of Stockholders' Equity and Partners' Capital
      for the Years Ended December 25, 1994, December 26, 1993
      and December 27, 1992..............................................  F-30

   Combined Statements of Cash Flows for the Years Ended
      December 25, 1994, December 26, 1993 and December 27, 1992.........  F-31

   Notes to Combined Financial Statements................................  F-32

                          Independent Auditors' Report


Applebee's International, Inc.:

         We have audited the accompanying consolidated balance sheets of Applebee's International, Inc. and subsidiaries (the "Company") as of December 25, 1994 and December 26, 1993 and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the three fiscal years in the period ended December 25, 1994. The consolidated financial statements give effect to the merger on March 23, 1995 of a wholly-owned subsidiary of Applebee's International, Inc. with and into Innovative Restaurant Concepts, Inc., which has been accounted for using the pooling of interests method as described in Note 4 to the consolidated financial statements. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the financial statements of Pub Ventures of New England, Inc. for the fiscal years ended December 31, 1993 and 1992, which financial statements reflect total assets constituting approximately 7% of the related consolidated financial statement total for 1993 and which reflect total operating revenues constituting approximately 15% and 17% of the related consolidated financial statement totals for the fiscal years ended December 26, 1993 and December 27, 1992, respectively. We also did not audit the combined financial statements of Innovative Restaurant Concepts, Inc., which financial statements reflect total assets constituting approximately 16% and 18% of the related consolidated financial statement totals for 1994 and 1993, respectively, and which reflect total operating revenues constituting approximately 21%, 23% and 29% of the related consolidated financial statement totals for each of the fiscal years ended December 25, 1994, December 26, 1993 and December 27, 1992, respectively. The financial statements of Pub Ventures of New England, Inc. and the combined financial statements of Innovative Restaurant Concepts, Inc. and subsidiaries, Cobb/Gwinnett Rio, Ltd., Rio Real Estate, L.P., and CG Restaurant Partners, Ltd. (collectively referred to as "IRC") were audited by other auditors, whose reports thereon have been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts indicated for Pub Ventures of New England, Inc. and IRC in the consolidated financial statements, is based solely on the reports of the other auditors.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, based on our audits and the aforementioned reports of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Applebee's International, Inc. and subsidiaries at December 25, 1994 and December 26, 1993, and the consolidated results of their operations and cash flows for each of the three fiscal years in the period ended December 25, 1994 in conformity with generally accepted accounting principles.





DELOITTE & TOUCHE LLP
Kansas City, Missouri
May 15, 1995

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Stockholders of
Innovative Restaurant Concepts, Inc. and the Partners of Cobb/Gwinnett Rio, Ltd.,
Rio Real Estate, L.P., and
CG Restaurant Partners, Ltd.:


We have audited the accompanying combined balance sheets of INNOVATIVE RESTAURANT CONCEPTS, INC. (a Georgia corporation) AND SUBSIDIARIES, COBB/ GWINNETT RIO, LTD. (a Georgia limited partnership), RIO REAL ESTATE, L.P. (a Georgia limited partnership), AND CG RESTAURANT PARTNERS, LTD. (a Georgia limited partnership) as of December 25, 1994 and December 26, 1993 and the related combined statements of operations, stockholders' equity and partners' capital, and cash flows for each of the three years in the period ended December 25, 1994. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Innovative Restaurant Concepts, Inc. and subsidiaries, Cobb/ Gwinnett Rio, Ltd., Rio Real Estate, L.P., and CG Restaurant Partners, Ltd., as of December 25, 1994 and December 26, 1993 and the results of their operations and their cash flows for each of the three years in the period ended December 25, 1994 in conformity with generally accepted accounting principles.

As discussed in Note 9 to the financial statements, the stockholders and partners of the Companies entered into an agreement on October 14, 1994 to exchange 100% of the outstanding common stock and partnership units of the Companies for common stock of an unrelated entity.





ARTHUR ANDERSEN LLP
Atlanta, Georgia
March 22, 1995

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of Pub Ventures of New England, Inc.:

We have audited the balance sheet of Pub Ventures of New England, Inc. as of December 31, 1993 and the related statements of income, retained earnings and cash flows for the year then ended (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pub Ventures of New England, Inc. as of December 31, 1993 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.




COOPERS & LYBRAND
Boston, Massachusetts
January 29, 1994

                        INDEPENDENT ACCOUNTANTS' REPORT


Board of Directors and Stockholders
Pub Ventures of New England, Inc.
Weston, Massachusetts

We have audited the balance sheet of Pub Ventures of New England, Inc. at December 31, 1992 and the related statements of income, retained earnings and cash flows for the year then ended (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pub Ventures of New England, Inc. at December 31, 1992 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

The Company changed its method of accounting for startup costs during the year ended December 31, 1992.




KENNEDY & LEHAN
Quincy, Massachusetts
January 28, 1993

                APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                (dollars in thousands, except per share amounts)


                                                                                    December 25,    December 26,
                                                                                        1994            1993

                                     ASSETS
Current assets:
   Cash and cash equivalents....................................................     $   9,634       $   8,054
   Short-term investments, at market value in 1994 and amortized cost in 1993
      (amortized cost of $9,046 in 1994 and market value of $11,178 in 1993)....         8,893          10,557
   Receivables (less allowance for bad debts of $740 in 1994 and $322 in 1993)..         7,396           6,295
   Inventories..................................................................         5,159           2,280
   Prepaid and other current assets.............................................         2,887           1,671
      Total current assets......................................................        33,969          28,857
Property and equipment, net.....................................................       114,729          77,260
Goodwill, net...................................................................        21,113          22,403
Franchise interest and rights, net..............................................         6,401           7,009
Other assets....................................................................         3,802           3,151
                                                                                     $ 180,014       $ 138,680


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Demand note and current portion of notes payable.............................     $   3,505       $   1,934
   Current portion of obligations under noncompetition and consulting agreement.           220             244
   Accounts payable.............................................................        10,750           9,457
   Accrued expenses and other current liabilities...............................        16,713          11,444
   Accrued dividends............................................................         1,269             879
   Accrued income taxes.........................................................         1,169           2,365
      Total current liabilities.................................................        33,626          26,323
Non-current liabilities:
   Notes payable - less current portion.........................................        34,312          16,787
   Franchise deposits...........................................................         1,355           1,263
   Obligations under noncompetition and consulting agreement - less
      current portion...........................................................           660             880
   Deferred income taxes........................................................           715             258
      Total non-current liabilities.............................................        37,042          19,188
      Total liabilities.........................................................        70,668          45,511
Minority interest in joint venture..............................................           558             489
Commitments and contingencies (Notes 6, 7 and 11)
Stockholders' equity:
   Preferred stock - par value $0.01 per share:  authorized - 1,000,000 shares;
      no shares issued..........................................................           --              --
   Common stock - par value $0.01 per share:  authorized - 125,000,000 shares as adjusted; issued - 28,295,479 shares in 1994 and 28,185,720 shares in
      1993......................................................................           283             282
   Additional paid-in capital...................................................        78,675          73,397
   Retained earnings............................................................        30,775          19,850
   Unrealized loss on short-term investments, net of income taxes...............           (96)            --
                                                                                       109,637          93,529
   Treasury stock - 281,772 shares in 1994 and 1993, at cost....................          (849)           (849)
      Total stockholders' equity................................................       108,788          92,680
                                                                                     $ 180,014       $ 138,680






                See notes to consolidated financial statements.

                APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF EARNINGS
                    (in thousands, except per share amounts)


                                                                                Fiscal Year Ended
                                                                   December 25,    December 26,    December 27,
                                                                       1994            1993            1992

 Revenues:
    Company restaurant sales..................................     $ 231,160       $ 164,666       $  87,873
    Franchise income..........................................        31,419          21,324          14,319
       Total operating revenues...............................       262,579         185,990         102,192
 Cost of Company restaurant sales:
    Food and beverage.........................................        67,438          48,336          26,796
    Labor.....................................................        72,885          52,252          28,340
    Direct and occupancy......................................        57,792          39,535          21,426
    Pre-opening expense.......................................         2,093           1,588             768
       Total cost of Company restaurant sales.................       200,208         141,711          77,330
 General and administrative expenses..........................        29,246          22,577          14,605
 Merger costs.................................................           920              --              --
 Amortization of intangible assets............................         2,033           1,934           1,031
 Loss on disposition of restaurants and equipment.............           861              91              --
 Operating earnings...........................................        29,311          19,677           9,226
 Other income (expense):
    Investment income.........................................         1,065           1,675           1,623
    Interest expense..........................................        (2,029)         (1,075)           (599)
    Other income (expense)....................................           253             179              33
       Total other income (expense)...........................          (711)            779           1,057
 Earnings before income taxes.................................        28,600          20,456          10,283
 Income taxes.................................................         9,453           6,693           3,472
 Net earnings.................................................        19,147          13,763           6,811
 Pro forma provision for income taxes of pooled companies.....         1,324           1,212             476
 Pro forma net earnings.......................................     $  17,823       $  12,551       $   6,335

 Pro forma net earnings per common share......................     $    0.64       $    0.46       $    0.26

 Weighted average shares outstanding..........................        27,970          27,543          24,755



                See notes to consolidated financial statements.

                APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                (dollars in thousands, except per share amounts)


                                                                                        Unrealized
                                                              Additional                 Loss on                     Total
                                           Common Stock         Paid-In      Retained   Short-Term    Treasury    Stockholders'
                                        Shares       Amount     Capital      Earnings   Investments     Stock        Equity


Balance, December 29, 1991.........   6,682,114     $   67    $  28,440     $  3,074    $   --        $ (849)     $   30,732

   Issuance of common stock
     from public offering..........   2,085,000         21       29,322          --         --           --           29,343
   Dividends on common stock,
     at a rate of $0.03 per share..       --            --         --           (613)       --           --             (613)
   Stock options exercised.........     110,361          1        1,174          --         --           --            1,175
   Income tax benefit upon exercise
     of stock options..............       --            --          365          --         --           --              365
   Transactions of pooled companies
     prior to acquisition, net.....       --            --        1,490         (742)       --           --              748
   Pro forma provision for income
     taxes of pooled companies.....       --            --         --            476        --           --              476
   Pro forma net earnings..........       --            --         --          6,335        --           --            6,335

Balance, December 27, 1992.........   8,877,475         89       60,791        8,530        --          (849)         68,561

   Effect of stock splits..........  17,754,950        187         --           (187)       --           --             --
   Issuance of common stock in
     connection with acquisition of
     restaurants...................   1,276,596          4        9,996          --         --           --           10,000
   Dividends on common stock,
     at a rate of $0.04 per share..       --            --         --           (879)       --           --             (879)
   Stock options exercised.........     276,699          2        1,230          --         --           --            1,232
   Income tax benefit upon exercise
     of stock options..............       --            --          801          --         --           --              801
   Transactions of pooled companies
     prior to acquisition, net.....       --            --          579       (1,377)       --           --             (798)
   Pro forma provision for income
     taxes of pooled companies.....       --            --         --          1,212        --           --            1,212
   Pro forma net earnings..........       --            --         --         12,551        --           --           12,551

Balance, December 26, 1993.........  28,185,720        282       73,397       19,850        --          (849)         92,680

   Dividends on common stock,
     at a rate of $0.05 per share..       --            --         --         (1,269)       --           --           (1,269)
   Stock options exercised.........     109,759          1          661          --         --           --              662
   Income tax benefit upon exercise
     of stock options..............       --            --          215          --         --           --              215
   Unrealized loss on short-term
     investments, net of income
     taxes.........................       --            --         --            --        (96)          --              (96)
   Transactions of pooled companies
     prior to acquisition, net.....       --            --        4,402       (6,953)      --            --           (2,551)
   Pro forma provision for income
     taxes of pooled companies.....       --            --         --          1,324       --            --            1,324
   Pro forma net earnings..........       --            --         --         17,823       --            --           17,823

Balance, December 25, 1994.........  28,295,479     $  283    $  78,675     $ 30,775    $  (96)       $ (849)     $  108,788






                See notes to consolidated financial statements.

                APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (dollars in thousands)



                                                                                   Fiscal Year Ended
                                                                      December 25,    December 26,    December 27,
                                                                          1994            1993            1992

CASH FLOWS FROM OPERATING ACTIVITIES:
   Pro forma net earnings........................................    $  17,823       $  12,551       $   6,335
   Adjustments to reconcile pro forma net earnings to net cash provided by operating activities:
      Depreciation and amortization..............................        8,997           6,159           3,738
      Amortization of intangible assets..........................        2,033           1,934           1,031
      Gain on sale of investments................................         (112)           (312)             --
      Deferred income tax provision (benefit)....................          100            (271)             71
      Loss on disposition of restaurants and equipment...........          661              91             115
      Pro forma provision for income taxes of pooled companies...        1,324           1,212             476
   Changes in assets and liabilities (exclusive of effects of acquisitions other than pooled companies):
      Receivables................................................       (1,101)         (1,699)         (2,230)
      Inventories................................................       (2,879)         (1,008)           (160)
      Prepaid and other current assets...........................         (802)           (509)           (452)
      Assets held for resale.....................................           --             725            (725)
      Accounts payable...........................................        1,293           5,068           1,716
      Accrued expenses and other current liabilities.............        5,269           4,268           1,242
      Accrued income taxes.......................................         (672)          1,631            (392)
      Franchise deposits.........................................           92             189             471
      Other......................................................       (1,198)         (2,325)            381
      NET CASH PROVIDED BY OPERATING ACTIVITIES..................       30,828          27,704          11,617
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of short-term investments...........................       (8,306)         (4,961)        (33,685)
   Maturities and sales of short-term investments................        9,942          25,575          21,035
   Purchases of marketable securities............................           --            (499)        (14,836)
   Maturities and sales of marketable securities.................           --           5,142              --
   Purchases of property and equipment...........................      (45,419)        (45,664)        (13,156)
   Acquisitions of restaurants...................................       (3,315)        (12,800)             --
   Investment in joint venture interest..........................           --              --          (1,295)
   Proceeds from sale of restaurants and equipment...............        1,474           3,078              --
      NET CASH USED BY INVESTING ACTIVITIES......................      (45,624)        (30,129)        (41,937)
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from issuance of common stock from public offering...           --              --          29,343
   Dividends paid................................................         (879)           (613)           (276)
   Cash transactions of pooled companies prior to acquisition, net      (2,543)         (1,018)           (517)
   Issuance of common stock upon exercise of stock options.......          662           1,232           1,175
   Income tax benefit upon exercise of stock options.............          215             801             365
   Proceeds from issuance of notes payable.......................       27,116          13,709           6,696
   Payments on notes payable.....................................       (8,020)         (7,675)         (5,321)
   Payments under noncompetition and consulting agreement........         (244)             --              --
   Minority interest in net earnings of joint venture............           69              54              11
      NET CASH PROVIDED BY FINANCING ACTIVITIES..................       16,376           6,490          31,476
NET INCREASE IN CASH AND CASH EQUIVALENTS........................        1,580           4,065           1,156
CASH AND CASH EQUIVALENTS, beginning of period...................        8,054           3,989           2,833
CASH AND CASH EQUIVALENTS, end of period.........................    $   9,634       $   8,054       $   3,989


                See notes to consolidated financial statements.

                APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF CASH FLOWS - (Continued)
                             (dollars in thousands)

                                                                                   Fiscal Year Ended
                                                                      December 25,    December 26,    December 27,
                                                                          1994            1993            1992
SUPPLEMENTAL DISCLOSURES OF CASH
   FLOW INFORMATION:
   Cash paid during the year for:
       Income taxes.............................................     $   9,806       $   5,114       $   3,501
       Interest.................................................     $   1,927       $     849       $     598



SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES:

In connection with IRC's acquisition of an unrelated restaurant company during 1992, a pooled company issued common stock having a fair value of approximately $1,265,000.

In connection with the acquisition of 14 restaurants during 1993, the Company issued or assumed notes payable aggregating $2,463,000, entered into a noncompetition and consulting agreement in the amount of $1,124,000 and issued additional common stock aggregating $10,000,000 (see Note 4).

Marketable securities of $10,505,000 were reclassified to short-term investments during 1993.

A two-for-one stock split effected as a 100% stock dividend was declared and distributed during 1993 and a three-for-two stock split effected as a 50% stock dividend was declared in 1993 and distributed in January 1994, resulting in adjustments of $187,000 to common stock and retained earnings (see Note 12).

During 1993, the Company recorded additional goodwill and income tax liabilities of $1,000,000 resulting from changes in the purchase price allocations of previous business combinations. During 1994, this amount was reduced by $524,000 as a result of the IRS settlement (see Note 10).


DISCLOSURE OF ACCOUNTING POLICY:

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.




                See notes to consolidated financial statements.

                APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.    Organization

Applebee's International, Inc. (the "Company") develops, operates and franchises a national chain of casual dining restaurants under the name "Applebee's Neighborhood Grill & Bar." As of December 25, 1994, there were 505 Applebee's restaurants, of which 408 were operated by franchisees and 97 were owned or operated by the Company. Such restaurants were located in 43 states, one Canadian province, and the Caribbean island of Curacao. After giving retroactive effect to the merger with Innovative Restaurant Concepts, Inc. discussed in Note 4, the Company also operated 16 other restaurants, including 12 Rio Bravo Cantinas, as of December 25, 1994.

2.    Summary of Significant Accounting Policies

Basis of presentation: The consolidated financial statements have been prepared to give retroactive effect to the merger with Innovative Restaurant Concepts, Inc. ("IRC") on March 23, 1995 (see Note 4).

Principles of consolidation: The consolidated financial statements include the accounts of the Company, its wholly-owned subsidiaries and its controlled-interest joint venture. All material intercompany profits, transactions and balances have been eliminated.

Fiscal year: The Company's fiscal year ends on the last Sunday of the calendar year. The fiscal years ended December 25, 1994, December 26, 1993 and December 27, 1992 each contained 52 weeks, and are referred to hereafter as 1994, 1993 and 1992, respectively.

Short-term investments and marketable securities: Short-term investments and marketable securities are comprised of U.S. government and agency securities, certificates of deposit, state and municipal bonds and preferred stocks. Such securities are classified based upon the Company's intent and ability to hold these securities. Gains and losses from sales are determined using the specific identification method.

The Company adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," as of the beginning of its 1994 fiscal year, the cumulative effect of which was not material. Statement No. 115 addresses the accounting and reporting for certain investments in debt and equity securities by requiring such investments to be classified in hold-to-maturity, available-for-sale, or trading categories. In accordance with Statement No. 115, prior years' financial statements have not been restated to reflect the change in accounting method. At December 26, 1993, marketable securities were carried at the lower of amortized cost or aggregate market.

Inventories: Inventories are stated at the lower of cost (first-in, first-out method) or market.

Pre-opening costs: The Company expenses direct training and other costs related to opening new or relocated restaurants as incurred. IRC's method of accounting for pre-opening costs has been conformed with the Company's method of accounting for such costs in the consolidated financial statements.

Property and equipment: Property and equipment are stated at cost. Depreciation is provided primarily on a straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the estimated useful life or the lease term of the related asset. The general ranges of original depreciable lives are as follows:
                                                                      Years
      Buildings...............................................          20
      Leasehold improvements..................................        5-20
      Furniture and equipment.................................         3-7

Goodwill: Goodwill represents the excess of cost over fair market value of net assets acquired by the Company. Goodwill is being amortized over periods ranging from 15 to 20 years on a straight-line basis. Accumulated amortization at December 25, 1994 and December 26, 1993 was $2,275,000 and $1,135,000,
respectively.

Franchise interest and rights: Franchise interest and rights represent allocations of purchase price to either the purchased restaurants or franchise operations acquired. The allocated costs are amortized over the estimated life of the restaurants or the franchise agreements on a straight-line basis ranging from 7 to 20 years. Accumulated amortization at December 25, 1994 and December 26, 1993 was $4,549,000 and $3,927,000, respectively.

Franchise revenues: Franchise revenues are recognized in accordance with Statement of Financial Accounting Standards No. 45 which requires deferral until substantial performance of franchisor obligations is complete. Initial franchise fees, included in franchise income in the consolidated statements of earnings, totaled $3,753,000, $2,893,000 and $1,548,000 for 1994, 1993 and 1992,
respectively.

Earnings per share: Earnings per share are computed based on the weighted average number of common shares outstanding. The shares issuable under the Employee Stock Option Plan (see Note 13) are excluded from the computations, because their dilutive effect is not material. All references to the number of shares and per share amounts have been restated to reflect all stock splits declared by the Company (see Note 12).

3.    Disclosures about Fair Value of Financial Instruments

In accordance with Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," the following methods were used in estimating fair value disclosures for significant financial instruments of the Company. The carrying amount of cash and cash equivalents approximates fair value because of the short maturity of those instruments. The carrying amount of short-term investments is based on quoted market prices. The fair value of the Company's notes payable is estimated based on quotations made on similar issues.

The estimated fair values of the Company's financial instruments are as follows (in thousands):


                                                    December 25, 1994                    December 26, 1993
                                                 Carrying            Fair             Carrying           Fair
                                                  Amount             Value             Amount            Value

   Cash and cash equivalents..............   $       9,634      $      9,634      $      8,054     $      8,054
   Short-term investments.................   $       8,893      $      8,893      $     10,557     $     10,557
   Notes payable..........................   $      37,817      $     36,567      $     18,721     $     18,721



4.    Acquisitions

IRC Merger: On March 23, 1995, a wholly-owned subsidiary of the Company merged with and into Innovative Restaurant Concepts, Inc. ("IRC"), referred to herein as the "IRC Merger". Immediately prior to the IRC Merger, IRC's affiliated limited partnerships, Cobb/Gwinnett Rio, Ltd., Rio Real Estate, L.P. and CG Restaurant Partners, Ltd., were liquidated, and contemporaneously with the IRC Merger, the Company acquired the interests of the limited partners in the distributed assets of these partnerships. As a result of the IRC Merger, IRC became a wholly-owned subsidiary of the Company. A total of approximately 2,630,000 shares of the Company's newly-issued common stock were issued to the shareholders and limited partners of IRC, including IRC shares issued in 1995 upon the exercise of IRC stock options prior to the IRC Merger. IRC employees also exchanged pre-existing stock options for options to purchase approximately 147,000 shares of the Company's common stock. Of such shares and options, 7.5% were placed in escrow to address potential adjustments during the escrow period that will end December 23, 1995. In addition, AII assumed approximately $13,700,000 of IRC indebtedness, of which $1,270,000 was repaid at closing. At the time of the IRC Merger, IRC operated 17 restaurants, 13 of which are Rio Bravo Cantinas, a Mexican restaurant concept, and four other specialty restaurants.

The IRC Merger was accounted for as a pooling of interests and accordingly, the accompanying consolidated financial statements have been restated to include the accounts and operations of the merged entities for all periods presented. All share amounts have been restated to reflect the total number of shares issued in the IRC Merger for all periods presented. Separate results of the two entities for the fiscal years ended December 25, 1994, December 26, 1993, and December 27, 1992 were as follows (amounts in thousands):


                                     Company                            Pro Forma       Pro Forma
                                 (including PVNE)         IRC          Adjustments       Combined
    1994:
       Net sales..........       $   177,108        $    54,052       $       --      $   231,160
       Net earnings.......       $    15,780        $     2,242       $     (199)     $    17,823
    1993:
       Net sales..........       $   122,223        $    42,443       $       --      $   164,666
       Net earnings.......       $    11,375        $     1,222       $      (62)     $    12,535
    1992:
       Net sales..........       $    58,609        $    29,264       $       --      $    87,873
       Net earnings.......       $     5,819        $       612       $     (114)     $     6,317


Adjustments have been made to eliminate the impact of intercompany balances and to record provisions for pro forma income taxes for certain affiliates of IRC. Merger costs of $1,770,000 relating to the IRC merger have been expensed in the first quarter of 1995. Merger costs include investment banking fees, legal and accounting fees, and other merger related expenses.

PVNE Merger: On October 24, 1994, a wholly-owned subsidiary of the Company merged with and into Pub Ventures of New England, Inc. ("PVNE"), referred to herein as the "PVNE Merger". As a result of the PVNE Merger, PVNE became a wholly-owned subsidiary of the Company. The shareholders of PVNE received an aggregate of 3,300,000 shares of the Company's newly-issued common stock. At the time of the PVNE Merger, PVNE operated 14 Applebee's restaurants, and several restaurant sites were under development. The PVNE Merger was accounted for as a pooling of interests. Merger costs of $920,000, which were expensed upon completion of the PVNE Merger in the fourth quarter of 1994, have been included in the Company's consolidated statement of earnings for 1994. Merger costs include investment banking fees, legal and accounting fees, and severance and benefits-related costs. The impact of these costs on pro forma net earnings per common share was approximately $0.03 in 1994.

Minnesota restaurant acquisition: Effective February 26, 1993, the Company entered into an agreement (the "Acquisition Agreement") to acquire 14 franchise restaurants and certain restaurant sites under development, all of which were owned and operated by a franchisee through a limited partnership (the "Partnership"). The above transaction is referred to herein as the "Minnesota Acquisition."

While the transaction  remained in escrow  (February 27, 1993 through August 15,
1993), an affiliate of the Partnership managed the restaurants. Under this management arrangement, the Partnership paid management fees to its affiliate in an amount equal to 8% of the Partnership's net sales (as defined in the management agreement). For financial reporting purposes, the Minnesota Acquisition was determined to have occurred as of February 26, 1993, with the earnings of the acquired restaurants accruing to the Company since that date. The Minnesota Acquisition has been recorded under the purchase method of accounting and, accordingly, the 1993 financial statements reflect the Minnesota Acquisition, the related purchase accounting adjustments and the results of operations of the acquired restaurants subsequent to February 26, 1993.
Management  fees  paid to the  Partnership's  affiliate  totaling  approximately
$1,117,000 are included in "general and administrative expenses" in the accompanying statement of earnings for 1993.

The Minnesota Acquisition purchase price, including related transaction costs, aggregated $23,548,000, composed of (i) cash payments of $10,741,000, (ii) newly issued promissory notes totaling $1,664,000, (iii) a promissory note of the Partnership in the amount of $799,000, which has been assumed by the Company, and (iv) $10,000,000 of aggregate value of the Company's common stock (1,276,596 shares).

The Minnesota Acquisition purchase price has been allocated to the fair value of net assets acquired, and goodwill totaling $17,959,000 has been recorded in connection with the Acquisition and is being amortized over 20 years on a straight-line basis. The Minnesota Acquisition purchase price has been allocated in the financial statements as follows (in thousands):

     Property and equipment.....................................     $   6,491
     Inventories................................................           243
     Deferred income taxes......................................        (1,145)
     Goodwill...................................................        17,959
     Total......................................................      $ 23,548

The Company also entered into a noncompetition and consulting agreement with certain affiliates of the Partnership. This agreement provides for annual payments over a five year term aggregating $1,124,000, which have been recorded as an asset and liability in the consolidated balance sheet as of December 26, 1993. The asset, included in "other assets," is being amortized over a five-year period and the amortization is included in "amortization of intangible assets" in the consolidated statement of earnings for 1993.

The following summarized unaudited pro forma results of operations of the Company (in thousands, except per share amounts) for 1993 and 1992 assume the Minnesota Acquisition occurred as of the beginning of the respective periods. The pro forma results have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which would actually have resulted had the Minnesota Acquisition been effected as of the dates indicated, or which may result in the future.



                                                              1993                              1992
                                                  As Reported       Pro Forma       As Reported      Pro Forma

   Company restaurant sales....................   $   164,666      $  169,506       $   87,873      $   112,411
   Earnings before income taxes................   $    20,456      $   21,545       $   10,283      $    11,355
   Pro forma net earnings......................   $    12,551      $   13,147       $    6,335      $     6,597
   Pro forma net earnings
      per common share.........................   $      0.46      $     0.47       $     0.26      $      0.25
   Weighted average shares outstanding.........        27,543          27,753           24,755           26,031


Other restaurant acquisitions: During 1992, IRC issued common stock in exchange for substantially all the operating assets and liabilities of an unrelated restaurant company. The aggregate purchase price, including associated costs and liabilities assumed of approximately $1,579,000, totaled approximately $2,868,000. This acquisition has been accounted for as a purchase, and accordingly, the acquired assets and liabilities have been recorded at their estimated fair values at the date of acquisition. The acquisition resulted in goodwill of approximately $1,799,000, which is being amortized on a straight-line basis over 20 years. The operating results of the acquired company are included in the statements of operations beginning on the date of acquisition.

During 1993, the Company acquired the operations of two franchise restaurants and the related leasehold improvements, furniture and fixtures and rights to future development of restaurants in the franchise territories. The Company also acquired the land and building related to one of the restaurants. The total purchase price, for financial reporting purposes, was approximately $1,903,000 (including cash payments to the seller of $1,800,000). The purchase price has been allocated to the fair value of net assets acquired, and resulted in an allocation to goodwill of approximately $612,000. The 1993 financial statements reflect the results of operations of such restaurants subsequent to the date of acquisition.

In addition, during 1994 the Company acquired the operations of two franchise restaurants and the related land, furniture and fixtures. The total purchase price was approximately $3,315,000 and has been allocated to the fair value of net assets acquired, and resulted in an allocation to goodwill of $515,000. The 1994 financial statements reflect the results of operations of such restaurants subsequent to the date of acquisition.

5.    Receivables

Receivables are comprised of the following (in thousands):

                                                                             December 25,        December 26,
                                                                                 1994                1993

      Franchise royalty, advertising and trade receivables.............     $     5,598         $     3,942
      Franchise fee receivables........................................             536                 412
      Credit card receivables..........................................           1,102                 780
      Interest and dividends receivable................................             143                 277
      Other............................................................             757               1,206
                                                                                  8,136               6,617
      Less allowance for bad debts.....................................             740                 322
                                                                            $     7,396         $     6,295

6.    Property and Equipment

Property and equipment, net is comprised of the following (in thousands):

                                                                             December 25,        December 26,
                                                                                 1994                1993
      Land.............................................................     $    25,492         $    17,592
      Buildings........................................................          47,106              27,365
      Leasehold improvements...........................................          18,629              15,910
      Furniture and equipment..........................................          45,081              33,221
      Construction in progress.........................................           5,763               2,918
                                                                                142,071              97,006
      Less accumulated depreciation and amortization...................          27,342              19,746
                                                                            $   114,729         $    77,260

The Company leases certain of its restaurants. All leases are accounted for as operating leases and certain leases provide for contingent rent based upon sales. Total rental expense for all operating leases is composed of the following (in thousands):

                                                           1994           1993            1992
      Minimum rent.................................    $   5,797      $   5,339       $   3,534
      Contingent rent..............................        1,532          1,139             586
                                                       $   7,329      $   6,478       $   4,120

Future minimum lease payments under noncancelable leases (including leases executed for sites to be developed in 1995) as of December 25, 1994 are as follows (in thousands):

       1995.........................................................  $   6,728
       1996.........................................................      6,825
       1997.........................................................      6,589
       1998.........................................................      6,160
       1999.........................................................      5,899
       Thereafter...................................................     42,059
                                                                         74,260
       Less minimum amounts receivable under noncancelable sublease.       (487)
                                                                      $  73,773

7.    Notes Payable

Notes payable are comprised of the following (in thousands):

                                                                            December 25,       December 26,
                                                                                1994               1993
     Unsecured   notes  payable;   7.70%  interest  per  annum,   with
     principal payments beginning in 1998; due May 2004...............     $     20,000       $       --

     Secured  bank note; interest at the prime rate plus 0.75%; due in various monthly installments of principal and interest with a
     final balloon payment due December 1999..........................            6,940             6,434

     Secured  bank  note;  interest  at the  prime  rate;  due in equal monthly installments of principal and interest through January
     2000.............................................................            2,662             3,195

     Secured bank note;  6.69%  interest per annum at December 25, 1994;
     due in quarterly installments of principal and interest through
     October 1998.....................................................            2,400             3,000

     Secured bank notes;  interest ranging from the prime rate to the prime rate plus 0.50%;  due in various monthly  installments of principal and interest with balloon payments due in July 1997,
     December 1997 and May 1998.......................................            2,069             2,321

     Secured  revolving credit  facility;  interest at the prime rate;
     due on demand....................................................              584                36

     Secured  revolving credit  facility;  interest at the prime rate;
     due October 1995.................................................              800               476

     Unsecured  promissory  notes issued in connection  with the acquisition of restaurants;  8.00%  interest  per  annum;  due in annual  installments  of principal and interest through February
     2000.............................................................            2,180             2,463

     Unsecured  promissory  note to  stockholder;  8.00%  interest per annum;  due  in  equal  monthly  installments  of  principal  and
     interest through October 1995....................................              112               237

     Unsecured  promissory  note to  stockholder;  7.00%  interest per
     annum............................................................              --                400

     Other............................................................               70               159
     Total............................................................           37,817            18,721
     Less demand note and current portion of notes payable............            3,505             1,934
     Non-current portion of notes payable.............................     $     34,312       $    16,787

The prime rates at December 25, 1994 and December 26, 1993 were 8.5% and 6.0%, respectively.

During 1994, the Company completed a $20,000,000 senior unsecured private debt placement with institutional lenders unaffiliated with the Company. The notes bear interest at 7.70% annually with principal payments beginning in 1998, and are due in 2004. The debt agreement contains various covenants and restrictions which, among other things, require the maintenance of a stipulated fixed charge coverage ratio and minimum consolidated net worth, as defined, and limit additional indebtedness in excess of specified amounts. The debt agreement also restricts the amount of retained earnings available for the payment of cash dividends. At December 25, 1994, $20,643,000 of retained earnings was available for the payment of cash dividends. The Company is currently in compliance with the covenants of this debt agreement.

The secured bank note of $6,940,000 as of December 25, 1994 contains various covenants and restrictions on the part of IRC which, among other things, require the maintenance of a stipulated ratio of cash flow to current maturities of long-term debt, total liabilities to net worth, and minimum net worth. As of December 25, 1994, IRC was in compliance with these covenants.

IRC has a line-of-credit agreement with a bank which provides for borrowings up to $700,000. This agreement expires December 31, 1999, and borrowings under this agreement bear interest at the prime rate and are due on demand. Available borrowings under the line-of-credit were approximately $116,000 and $664,000 at December 25, 1994 and December 26, 1993, respectively.

During 1993, the Company used a portion of the proceeds of a $3,000,000, 6.69% term loan to extinguish debt under two installment notes which had a balance of approximately $2,331,000 at December 27, 1992. In addition, the Company obtained a $4,000,000 revolving credit facility with a bank which bears interest on the outstanding borrowings at prime or LIBOR plus 1.25% at the Company's option and requires the Company to pay a commitment fee of 3/8 of 1% on any unused portion of the facility. The debt agreement contains various covenants and restrictions which among other things, restrict additional indebtedness and require the maintenance of certain financial ratios and covenants.

The  Company  issued a  $300,000,  7.00%  note  dated  December  31,  1992 and a
$600,000, 7.00% note dated July 6, 1993 payable to a stockholder. Both notes were paid in 1993. In addition, the Company had a $400,000 subordinated note payable to a stockholder outstanding at December 26, 1993 which was paid in 1994.

Maturities of notes payable for each of the five fiscal years subsequent to December 25, 1994, ending during the years indicated, are as follows (in thousands):

       1995 (including demand note of $584).........................  $   3,505
       1996.........................................................      1,973
       1997.........................................................      2,775
       1998.........................................................      5,210
       1999.........................................................      9,652

8.    Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities are comprised of the following (in thousands):

                                                                             December 25,        December 26,
                                                                                 1994                1993
      Compensation and related taxes....................................    $     6,240         $     4,459
      Gift certificates.................................................          1,690                 887
      Sales and use taxes...............................................          1,631               1,283
      Insurance.........................................................          1,237               1,053
      Rent..............................................................          1,355               1,176
      Advertising.......................................................             97                 509
      Other.............................................................          4,463               2,077
                                                                            $    16,713         $    11,444

9.    Joint Venture

In October 1992, the Company entered into a joint venture arrangement with its franchisee in Nevada for the three existing restaurants and one additional restaurant to be developed. In exchange for a 50% ownership and the rights to operate such restaurants, the Company contributed approximately $1,299,000 in cash to the joint venture. The transaction was recorded as a purchase for financial reporting purposes and, based on its control over operating policies of the joint venture, the Company has consolidated the joint venture from date of acquisition for financial statement purposes. The Company has an option to purchase the remaining 50% interest for $1,275,000, exercisable beginning in October 1995.

10.      Income Taxes

The Company and its subsidiaries file a consolidated Federal income tax return. The Company adopted Statement of Financial Accounting Standards No. 109
"Accounting  for  Income  Taxes"  at the  beginning  of its  1993  fiscal  year.
Previously, the Company recorded income tax provisions using the deferred method. Statement No. 109 provides for the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been reported in the financial statements. The adoption of Statement No. 109 did not have a material impact on the Company's financial position or results of operations. In addition, income tax expense and deferred income taxes were adjusted during 1993 to reflect the impact of the Omnibus Budget Reconciliation Act of 1993, the effects of which were not material.

Prior to September 7, 1994, PVNE, a pooled company, was classified as an S Corporation and accordingly, stockholders were responsible for paying their proportionate share of federal and certain state income taxes. In addition, the combined earnings of IRC, a pooled company, included earnings of limited partnerships which were not taxable entities for federal and state income tax purposes. The accompanying consolidated statements of earnings reflect provisions for income taxes on a pro forma basis as if the Company were liable for federal and state income taxes on PVNE's earnings prior to September 7, 1994 and the earnings of IRC's limited partnerships at a statutory rate of 39% in 1994 and 1993 and 38% in 1992.

The income tax provision (benefit) consists of the following (in thousands):

                                                                    1994             1993            1992
     Current provision:
         Federal............................................    $    7,934      $     5,810     $     2,649
     State..................................................         1,419            1,154             752
     Deferred provision (benefit)...........................           100             (271)             71
     Pro forma provision for income taxes
     of pooled companies....................................         1,324            1,212             476
     Income taxes...........................................    $   10,777      $     7,905     $     3,948

The deferred income tax provision (benefit) is comprised of the following (in thousands):

                                                                    1994             1993            1992
     Franchise deposits.....................................    $      (36)     $       (74)    $        --
     Depreciation...........................................           109               (4)             18
     Allowance for bad debts................................          (163)             (39)             --
     Accrued expenses.......................................           (99)            (128)           (118)
     Other..................................................           289              (26)            171
     Deferred income tax provision (benefit)................    $      100      $      (271)    $        71

A reconciliation between the income tax provision and the expected tax determined by applying the statutory Federal income tax rates to earnings before income taxes follows (in thousands):

                                                                    1994             1993            1992
     Federal income tax at statutory rates..................    $    9,916      $     7,022     $     3,443
     Increase (decrease) to income tax expense:
        Amortization of goodwill ...........................           267              209              20
        State income taxes, net of federal benefit..........         1,039              748             469
        Merger costs........................................           271               --              --
        Tax exempt investment income........................          (207)            (377)           (150)
        Meals and entertainment disallowance................           186               60              49
        FICA tip tax credit.................................          (641)              --              --
        Other...............................................           (54)             243             117
     Income taxes...........................................    $   10,777      $     7,905     $     3,948

The net current deferred tax asset amounts are included in "prepaid and other current assets" in the accompanying consolidated balance sheets. The significant components of deferred tax assets and liabilities and the related balance sheet classifications are as follows (in thousands):


                                                                             December 25,        December 26,
                                                                                 1994                1993
      Classified as current:
         Allowance for bad debts.....................................       $       289         $       126
         Accrued expenses............................................               238                 307
         Other, net..................................................                88                (232)
         Net deferred tax asset......................................       $       615         $       201

      Classified as non-current:
         Depreciation differences....................................       $     1,171         $       916
         Franchise deposits..........................................              (529)               (493)
         Other, net..................................................                73                (165)
         Net deferred tax liability..................................       $       715         $       258

As the result of a recent examination by the Internal Revenue Service ("IRS") of the Company's 1990 and 1991 Federal income tax returns, the IRS proposed adjustments to the Company's taxable income for such years. The adjustments related to various matters, including the deductibility of certain intangible assets recorded in connection with the Company's acquisition of the Applebee's franchising and restaurant operations. During 1994, the Company and the IRS reached a settlement, and the resolution of this matter did not have a material adverse effect on the Company's consolidated financial position or results of operations.

11.   Commitments and Contingencies

Litigation: The Company is involved in various legal actions arising in the normal course of business. After taking into consideration legal counsel's evaluation of such actions, management is of the opinion that the outcome of these actions will not have a material adverse effect on the Company's consolidated financial position or results of operations.

Franchise financing: The Company entered into an agreement in 1992 with a financing source to provide up to $75,000,000 of financing to Company franchisees to fund development of new franchise restaurants. Up to $25,000,000 of the $75,000,000 available under the agreement can be used by franchisees for short-term construction financing. The Company provided a limited guaranty of loans made under the agreement. The Company's recourse obligation of the construction financing portion of the facility is capped at $2,500,000. When the short-term construction loans are converted to long-term loans, the Company's maximum recourse obligation reduces from 10% to 6.7% of the $75,000,000 facility. The Company's recourse obligations reduce beginning in the second year of each long-term loan and thereafter decrease ratably to zero after the seventh year of each loan. At December 25, 1994, approximately $41,133,000 had been funded through this financing source and various loans were in process. The Company has not been apprised of any defaults by franchisees. This agreement expired on December 31, 1994 and was not renewed, although some loan commitments as of the termination date may thereafter be funded.

Severance agreements: The Company has severance and employment agreements with certain officers providing for severance payments to be made in the event the employee resigns or is terminated related to a change in control (as defined in the agreements). If the severance payments had been due as of December 25, 1994, the Company would have been required to make payments aggregating approximately $5,000,000. In addition, the Company has severance and employment agreements with certain officers which contain severance provisions not related to a change in control, and such provisions would have required aggregate payments of approximately $2,700,000 if such officers had been terminated as of December 25, 1994.

12.   Stockholders' Equity

On March 24, 1992, the Company completed a public offering of its common stock. The public offering included 6,255,000 shares sold by the Company and 3,405,000 shares sold by certain stockholders of the Company (2,085,000 shares and 1,135,000 shares, respectively, prior to adjustments for the stock splits discussed below). Proceeds of approximately $29,343,000, after expenses, were received from the offering.

On May 17, 1993, the Company declared a two-for-one stock split of its common stock in the form of a 100% stock dividend, distributed on June 25, 1993 to stockholders of record on June 4, 1993. On December 10, 1993, the Company declared a three-for-two stock split of its common stock in the form of a 50% stock dividend, distributed on January 28, 1994 to stockholders of record on December 23, 1993. Except for shares authorized, all references to number of shares and per share information in the consolidated financial statements and notes have been adjusted to reflect both stock splits on a retroactive basis. The two-for-one stock split and the three-for-two stock split resulted in increases in common stock and reductions in retained earnings of $170,000.

An amendment to the Company's Certificate of Incorporation was approved at the Annual Meeting of Stockholders held on May 25, 1994 which increased the number of authorized shares of Common Stock from 25,000,000 shares to 125,000,000 shares.

On September 7, 1994, the Company's Board of Directors adopted a Shareholder Rights Plan (the "Rights Plan") and declared a dividend, issued on September 19, 1994, of one Right for each outstanding share of Common Stock of the Company (the "Common Shares"). The Rights become exercisable if a person or group acquires more than 15% of the outstanding Common Shares, other than pursuant to a Qualifying Offer (as defined) or makes a tender offer for more than 15% of the outstanding Common Shares, other than pursuant to a Qualifying Offer. Upon the occurrence of such an event, each Right entitles the holder (other than the acquiror) to purchase for $75 the economic equivalent of Common Shares, or in certain circumstances, stock of the acquiring entity, worth twice as much. The Rights will expire on September 7, 2004 unless earlier redeemed by the Company, and are redeemable prior to becoming exercisable at $0.01 per Right.

13.   Employee Benefit Plans

Employee stock option plan: During 1989, the Company's Board of Directors approved the 1989 Employee Stock Option Plan (the "Plan") which provides for the grant of both qualified and nonqualified options as determined by a committee appointed by the Board of Directors. The committee has discretion to select the optionees and to establish the terms and conditions of each option, subject to provisions of the Plan.

The Plan provides that the option price, for both qualified and nonqualified options, as of the date granted cannot be less than the fair market value of the Company's common stock. Options outstanding at December 25, 1994 were at prices ranging from $3.02 to $20.67 per share. The options are granted for a term of three to ten years and are generally exercisable one year from date of grant. The Plan contains other restrictions relative to option terms and maximum grant amounts to individual employees. The Plan, as amended, provides for a total of up to 3,000,000 shares which may be granted under its provisions and the Company has reserved such shares of common stock.

Transactions relative to the Plan are as follows:

                                                                  1994               1993                1992
       Options outstanding at beginning of period...........    1,149,388            916,573             917,956
           Granted..........................................      603,500            520,464             343,650
           Exercised........................................     (109,759)          (276,699)           (331,083)
           Canceled.........................................      (48,450)           (10,950)            (13,950)
       Options outstanding at end of period.................    1,594,679          1,149,388             916,573

       Options exercisable at end of period.................      928,607            595,294             545,536

       Options available for grant at end of period.........      684,780          1,239,830             249,344

Employee retirement plans: During 1992, the Company established a profit sharing plan and trust in accordance with Section 401(k) of the Internal Revenue code. The Company matches 25% of employee contributions, not to exceed 2% of the employee's total annual compensation, with the Company contributions vesting at the rate of 20% each year beginning after the employee's second year of service. During 1994, the Company established a non-qualified defined contribution retirement plan for key employees. The Company's contributions under both plans in 1994, 1993 and 1992 were approximately $127,000, $175,000 and $31,000, respectively.

14.   Related Party Transactions

The Company and certain franchisees have obtained restaurant equipment from a company owned by an individual who is related to a director of the Company and who is also related to an officer and stockholder of the Company. During 1994, 1993 and 1992, the Company paid $3,869,000, $369,000 and $784,000, respectively, for equipment and services purchased from this company. In addition, the Company had $194,000 and $565,000 in accounts payable to this company at December 25, 1994 and December 26, 1993, respectively.

The Company leases a restaurant site from a corporation whose ownership is composed of certain current and former stockholders, directors and officers of the Company. The lease has a term of 20 years with two renewal options. The lease provides for rentals in an amount equal to approximately 7% of gross sales and has an initial term of 20 years. Rents incurred under the lease were $173,000, $152,000 and $150,000 for 1994, 1993 and 1992, respectively, and are included in direct and occupancy costs in the consolidated statements of earnings.

The Company leases a restaurant site from a partnership in which a former director who is related to a director of the Company and who is also related to an officer and stockholder of the Company holds a 50% interest. The lease has a term of 20 years with two options to renew. The lease provides for rentals in an amount equal to approximately 7% of gross sales of the restaurant. Rents incurred under the lease were $113,000 for each of 1994, 1993 and 1992, respectively, and are included in direct and occupancy costs in the consolidated statements of earnings.

IRC leases its office space under an operating lease with an outside party related through common ownership. The lease expires in April 1998; however, the Company has the option to terminate the lease at the end of 1995. Rents incurred under the lease were $74,000, $55,000 and $52,000 for 1994, 1993 and 1992, respectively, and are included in general and administrative expenses in the consolidated statements of earnings.

15.   Subsequent Events

In February 1995, the Company obtained a $20,000,000 unsecured bank revolving credit facility which expires on December 31, 1997. The revolving credit facility bears interest at LIBOR plus 0.60% or the prime rate, at the Company's option, and requires the Company to pay a commitment fee of 0.15% on any unused portion of the facility. As of March 26, 1995, no amounts were outstanding under the facility. The debt agreement contains various covenants and restrictions which, among other things, require the maintenance of a stipulated fixed charge coverage ratio and minimum consolidated net worth, as defined, and also limit additional indebtedness in excess of specified amounts. The debt agreement also restricts the amount of retained earnings available for the payment of cash dividends. The Company is currently in compliance with such covenants.

In March 1995, IRC obtained a $2,000,000 note payable to a bank bearing interest at the prime rate, payable in monthly installments of $25,000 including interest, beginning April 1, 1996 with a final balloon payment due February 1, 1998. The note is collateralized by certain real and personal property.

In April 1995, the Company acquired the operations of five franchise restaurants and the related furniture and fixtures, certain land and leasehold improvements. The total purchase price was approximately $9,500,000, of which $9,250,000 was paid in cash at the time of closing and the remaining $250,000 was placed in escrow to address potential adjustments. The acquisition will be accounted for as a purchase, and accordingly, the purchase price will be allocated to the fair value of net assets acquired and the results of operations of such restaurants will be reflected in the 1995 financial statements subsequent to the date of acquisition.

16.      Quarterly Results of Operations (Unaudited)

The following presents the unaudited consolidated quarterly results of operations for 1994 and 1993 (in thousands, except per share amounts). Merger costs of $920,000 related to the PVNE Merger were expensed in the fourth quarter of 1994.

                                                                                   1994
                                                                           Fiscal Quarter Ended
                                                       March 27,       June 26,        September 25,     December 25,
                                                         1994            1994              1994              1994
Revenues:
   Company restaurant sales.......................    $ 51,702        $  56,995        $  60,705         $  61,758
   Franchise income...............................       6,658            7,358            8,046             9,357
      Total operating revenues....................      58,360           64,353           68,751            71,115
Cost of Company restaurant sales:
   Food and beverage..............................      15,381           16,699           17,443            17,915
   Labor..........................................      16,727           17,958           19,116            19,084
   Direct and occupancy...........................      13,096           14,104           15,110            15,482
   Pre-opening expense............................         136              631              559               767
      Total cost of Company restaurant sales......      45,340           49,392           52,228            53,248
General and administrative expenses...............       6,902            7,049            6,943             8,352
Merger costs......................................          --               --               --               920
Amortization of intangible assets.................         547              518              517               451
Loss on disposition of restaurants and equipment..          50              461              222               128
Operating earnings................................       5,521            6,933            8,841             8,016
Other income (expense):
   Investment income..............................         306              185              302               272
   Interest expense...............................        (299)            (385)            (673)             (672)
   Other income...................................          60               53               55                85
      Total other income (expense)................          67             (147)            (316)             (315)
Earnings before income taxes......................       5,588            6,786            8,525             7,701
Income taxes......................................       1,904            2,192            2,431             2,926
Net earnings......................................       3,684            4,594            6,094             4,775
Pro forma provision for income taxes
   of pooled companies............................         283              337              678                26
Pro forma net earnings............................    $  3,401        $   4,257        $   5,416         $   4,749

Pro forma net earnings per common share...........    $   0.12        $    0.15        $    0.20         $    0.17

Weighted average shares outstanding...............      27,910           27,974           27,988            28,007




                                                                                   1993
                                                                           Fiscal Quarter Ended
                                                       March 28,       June 27,        September 26,     December 26,
                                                         1993            1993              1993              1993
Revenues:
   ompany restaurant sales........................    $ 34,461        $  40,604        $  44,839         $  44,762
   Franchise income...............................       4,485            4,936            5,685             6,218
      Total operating revenues....................      38,946           45,540           50,524            50,980
Cost of Company restaurant sales:
   Food and beverage..............................      10,227           11,987           12,946            13,176
   Labor..........................................      11,148           12,827           14,190            14,087
   Direct and occupancy...........................       8,277            9,562           10,668            11,028
   Pre-opening expense............................         330              140              285               833
      Total cost of Company restaurant sales......      29,982           34,516           38,089            39,124
General and administrative expenses...............       4,837            5,529            6,243             5,968
Amortization of intangible assets.................         352              516              523               543
Loss on disposition of restaurants and equipment..          --                1               64                26
Operating earnings................................       3,775            4,978            5,605             5,319
Other income (expense):
   Investment income..............................         398              347              540               390
   Interest expense...............................        (224)            (269)            (272)             (310)
   Other income...................................          40               67               67                 5
      Total other income (expense)................         214              145              335                85
Earnings before income taxes......................       3,989            5,123            5,940             5,404
Income taxes......................................       1,283            1,836            1,884             1,690
Net earnings......................................       2,706            3,287            4,056             3,714
Pro forma provision for income taxes
   of pooled companies............................         272              272              377               291
Pro forma net earnings............................    $  2,434        $   3,015         $  3,679         $   3,423

Pro forma net earnings per common share...........    $   0.09        $    0.11         $   0.13         $    0.13

Weighted average shares outstanding...............      26,802           27,745           27,772            27,853



                         -----------------------------